Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

MASONGLORY LIMITED

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares - Swap Shares	(1)	457(a)	1,377,000	$3.87	$5,328,990.00	0.000087	$463.62
Fees to be Paid	Equity	Class A Ordinary Shares - PIPE Shares	(2)	457(a)	667,000	3.87	2,581,290.00	0.000087	224.57
Fees to be Paid	Equity	Class A Ordinary Shares underlying Series A Warrants	(3)	Other	667,000	3.87	2,581,290.00	0.000087	224.57
Fees to be Paid	Equity	Class A Ordinary Shares underlying Series B Warrants	(4)	Other	667,000	$3.87	$2,581,290.00	0.000087	$224.57

Total Offering Amounts:							$13,072,860.00		1,137.33
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$1,137.33

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Offering Note(s)

(1)	Represents 1,377,000 Class A Ordinary Shares, par value US$0.0008 per share, issued in the share swap transaction (the “Swap Shares”) and registered for resale by the selling shareholder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement also covers an indeterminate number of additional Class A Ordinary Shares issuable by reason of stock splits, stock dividends or similar transactions to prevent dilution. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a), using Rule 457(c) to establish a bona fide estimate of the offering price, based on the average of the high and low prices of the Class A Ordinary Shares reported on the Nasdaq Capital Market on October 30, 2026, a date within five business days before the proposed filing date. The high price was US$4.00, the low price was US$3.74, and their average was US$3.87.
(2)	Represents 667,000 Class A Ordinary Shares, par value US$0.0008 per share, issued in the private placement that closed on October 5, 2026 (the “PIPE Shares”) and registered for resale by the selling shareholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement also covers an indeterminate number of additional Class A Ordinary Shares issuable by reason of stock splits, stock dividends or similar transactions to prevent dilution. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a), using Rule 457(c) to establish a bona fide estimate of the offering price, based on the average of the high and low prices of the Class A Ordinary Shares reported on the Nasdaq Capital Market on October 30, 2026, a date within five business days before the proposed filing date. The high price was US$4.00, the low price was US$3.74, and their average was US$3.87.
(3)	Represents 667,000 Class A Ordinary Shares, par value US$0.0008 per share, issuable upon exercise of the Series A Warrants at US$1.30 per share and registered for resale by the selling shareholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement also covers an indeterminate number of additional Class A Ordinary Shares issuable by reason of stock splits, stock dividends or similar transactions to prevent dilution. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g). Where the public offering price cannot be determined at filing, the fee-calculation price is the highest of the applicable exercise price (US$1.30), the offering price of securities of the same class included in the registration statement, and the price determined pursuant to Rule 457(c). The US$3.87 market-based price determined as described in note (1) exceeds the applicable exercise price and is used for this row. “Other” is shown in the Fee Calculation Rule column to reflect reliance on Rule 457(g). The Warrants themselves are not being registered for resale under this registration statement.
(4)	Represents 667,000 Class A Ordinary Shares, par value US$0.0008 per share, issuable upon exercise of the Series B Warrants at US$1.10 per share and registered for resale by the selling shareholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement also covers an indeterminate number of additional Class A Ordinary Shares issuable by reason of stock splits, stock dividends or similar transactions to prevent dilution. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g). Where the public offering price cannot be determined at filing, the fee-calculation price is the highest of the applicable exercise price (US$1.10), the offering price of securities of the same class included in the registration statement, and the price determined pursuant to Rule 457(c). The US$3.87 market-based price determined as described in note (1) exceeds the applicable exercise price and is used for this row. “Other” is shown in the Fee Calculation Rule column to reflect reliance on Rule 457(g). The Warrants themselves are not being registered for resale under this registration statement.